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                                                                    EXHIBIT 10.2

                             FIRST AMENDMENT TO THE
                      O'SULLIVAN INDUSTRIES HOLDINGS, INC.
                          2000 COMMON STOCK OPTION PLAN


     This First Amendment is made by O'Sullivan Industries Holdings, Inc., a Delaware corporation (the "Company").

     WHEREAS, on January 19, 2000, the Company established the O'Sullivan Industries Holdings, Inc. 2000 Common Stock Option Plan (the "Plan") pursuant to which the Company has issued and may issue options to purchase its common stock to key employees of the Company; and

     WHEREAS, pursuant to the terms of the Plan, the Company reserved the right to amend the Plan from time to time in its discretion; and

     WHEREAS, the Company desires to amend the Plan as set forth below;

     NOW, THEREFORE, in consideration of these premises, the Plan is amended as follows effective as of the date set forth herein:

     A. The first sentence of Section 5.6(a) is amended to read as follows:

     Unless the Committee specified otherwise in an Option grant or an Option Agreement, an Option shall fully vest and become exercisable with respect to all of the Option Shares that are subject to such Option on the earlier of (i) the day before the Option's expiration date and (ii) the seventh
     (7th) anniversary of the date of the grant (such date being the "Vesting Date"), if and only if the holder thereof was continuously employed by the Company from the date on which such Option was granted through the date on which such Option vests.

     B. Section 5.7(b) is amended to read as follows:

          (b) Early Expiration upon Termination of Employment. Unless the Committee specifies otherwise in an Option grant or an Option Agreement, any part of any Option that was not vested on a Participant's Termination Date shall expire and be forfeited on such date, and any part of any Option that was vested on the Termination Date shall also expire and be forfeited to the extent not theretofore exercised on the thirtieth (30th) day (one year if termination is caused by the



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     Participant's death or disability) following the Termination Date, but in no event after the stated date of expiration thereof.

     C. In all other respects, the Plan shall remain in effect.

                                   * * * * * *


                                 SIGNATURE PAGE

     IN WITNESS WHEREOF, and to confirm the adoption of this First Amendment, the Company has executed this First Amendment this 30th day of January, 2001.

                                   O'SULLIVAN INDUSTRIES HOLDINGS, INC.



                                   By  /s/ Richard D. Davidson
                                     -------------------------------------------
                                               Richard D. Davidson
                                      President and Chief Executive Officer
Attest:


            /s/ Rowland H. Geddie, III
-------------------------------------------------
                Rowland H. Geddie, III
           Vice President, General Counsel
                     and Secretary





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